Exhibit 16

THE MANAGERS FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Christine C. Carsman, Donald S. Rumery, John H. Streur, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of The Managers Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions involving Allianz CCM Capital Appreciation Fund, Allianz CCM Emerging Companies Fund, Allianz CCM Focused Growth Fund and Allianz CCM Mid-Cap Fund, each a series of Allianz Funds, a Massachusetts business trust, and any and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Jack W. Aber	May 4, 2010
Jack W. Aber, Trustee	Date

/s/ William E. Chapman, II	May 4, 2010
William E. Chapman, II, Trustee	Date

/s/ Nathaniel Dalton	May 4, 2010
Nathaniel Dalton, Trustee	Date

/s/ Edward J. Kaier	May 4, 2010
Edward J. Kaier, Trustee	Date

/s/ Steven J. Paggioli	May 4, 2010
Steven J. Paggioli, Trustee	Date

/s/ Eric Rakowski	May 5, 2010
Eric Rakowski, Trustee	Date

/s/ Thomas R. Schneeweis	May 4, 2010
Thomas R. Schneeweis, Trustee	Date

/s/ John H. Streur	May 4, 2010
John H. Streur, Trustee and President	Date

/s/ Donald S. Rumery	May 4, 2010
Donald S. Rumery, Treasurer and	Date
Chief Financial Officer